EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

-Form S-8	No. 33-34149	401(k) Retirement Plan

-Form S-8	No. 33-53166	First Amended and Restated 1992 Nonqualified Stock Option Plan (formerly known as the Bob Evans Farms, Inc. Nonqualified Stock Option Plan)

-Form S-8	No. 33-69022	First Amended and Restated 1993 Long Term Incentive Plan for Managers (formerly known as the Bob Evans Farms, Inc. Long Term Incentive Plan for Managers)

-Form S-8	No. 33-55269	First Amended and Restated 1994 Long Term Incentive Plan (formerly known as the Bob Evans Farms, Inc. 1994 Long Term Incentive Plan)

-Form S-8	No. 333-74829	First Amended and Restated 1998 Stock Option and Incentive Plan (formerly known as the Bob Evans Farms, Inc. 1998 Stock Option and Incentive Plan)

-Form S-8	No. 333-106016	401(k) Retirement Plan

-Form S-8	No. 333-141139	2006 Equity and Cash Incentive Plan

-Form S-8	No. 333-169349	Bob Evans Farms, Inc. and Affiliates Fourth Amended and Restated Executive Deferral Program and the Bob Evans Farms, Inc. 2010 Director Deferral Program

-Form S-8	No. 333-169350	Bob Evans Farms, Inc. 2010 Equity and Cash Incentive Plan

of our reports dated June 21, 2012, with respect to the consolidated financial statements of Bob Evans Farms, Inc. and the effectiveness of internal control over financial reporting of Bob Evans Farms, Inc. included in this Annual Report (Form 10-K) of Bob Evans Farms, Inc. for the year ended April 27, 2012.

/s/ Ernst & Young LLP

Columbus, Ohio

June 21, 2012